Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR CONTINUES ON PROFITABLE PATH DESPITE

TOUGH MARKET CONDITIONS

•	2Q Results Reflect Improved Performance of Core Business
•	Navistar Reaffirms Fiscal 2010 Guidance in $2.75-$3.25 EPS Range
•	2010 MaxxForce Advanced EGR Engines Launching

WARRENVILLE, Ill. (June 9) – Navistar International Corporation (NYSE: NAV) reported solid second-quarter results as reflected by improvements in the performance of its core business as the company continues to navigate the difficult economic climate.

“Our expectations are to be profitable across the business cycle,” said Daniel C. Ustian, Navistar chairman, president and CEO. “The plans we have put in place for our core businesses are on track through the second quarter. We are confident that the foundation is in place to continue to support our profitability and grow our business.”

Even though the industry is at a nearly 50-year low, net income attributable to Navistar International Corporation for the second quarter ended April 30, 2010, was $30 million, equal to $0.42 of diluted earnings per share. As previously reported, earnings for its fiscal year ending Oct. 31, 2010, are expected to be in the range of $2.75 to $3.25 per diluted share. Revenues for the second quarter totaled $2.7 billion.

“We remain confident for the remainder of the year about our ability to deliver fiscal 2010 results in the previously reported range,” said Ustian. “The orders we have received for our 2010-compliant products ensure that the business is well positioned for the rest of the year.”

The company said it is prepared for a successful launch of its MaxxForce® Advanced EGR (exhaust gas recirculation) engines as it continues on its path to meet the latest emissions requirements. During the quarter, key regulatory certifications were obtained for 2010 MaxxForce® 13 and MaxxForce® DT Advanced EGR big bore diesel and mid-range diesel engines.

Other significant milestones achieved in the quarter included improvements in Navistar’s cost structure, which were achieved through reductions in material costs and rationalization of its North American plants to create cost efficiencies in its Class 8 heavy truck and school bus production lines. The company also completed a retail funding alliance with GE Capital

Corporation and GE Capital Commercial, Inc. in which GE will become the preferred source of retail customer financing for equipment offered by the company and its dealers in the United States to help it grow sales of trucks and school buses.

During the quarter, the company also began shipping a limited number of International® MaxxPro® Dash Mine Resistant Ambush Protected (MRAP) vehicles that include the DXM™ independent suspension solution, which were part of an order Navistar received in January from the U.S. military.

Summary Financial Results

	Second Quarter		Six Months
	2010	2009	2010	2009
(Dollars in Millions, except per share data)
Sales & Revenues	$2,743	$2,808	$5,552	$5,778
Segment Results
Truck	76	56	111	170
Engine	15	(84)	69	105
Parts	58	115	137	219
Manufacturing Segment Profit	149	87	317	494
Income Before Taxes	33	21	71	248
Net Income Attributable to Navistar International Corporation	30	12	47	246
Diluted Earnings Per Share Attributable to Navistar International Corporation	0.42	0.16	0.65	3.44

See SEC Regulation G for additional information.

Total net income for the second quarter a year ago was $12 million, equal to $0.16 of diluted earnings per share, including the impact of costs related to the Ford settlement. For the first six months of fiscal 2010, net income was $47 million, equal to $0.65 of diluted earnings per share, compared with year-ago six months net income of $246 million, equal to $3.44 of diluted earnings per share, including the favorable effects from the settlement with Ford.

Segment Results

Truck — For the second quarter ended April 30, 2010, the truck segment realized a profit of $76 million, compared with a year-ago second quarter profit of $56 million, which included substantial U.S. military sales as part of its MRAP vehicle program. The increase was driven primarily by improved commercial performance and continued material and manufacturing cost improvements offset partially by lower military sales. Commercial chargeouts in its traditional North American Class 6-8 truck and school bus business increased by 29 percent for the second quarter and 15 percent for the six-month period. Also contributing to the increase was the value added tax recovery of $30 million in Brazil.

Engine — The engine segment had a $15 million profit in the 2010 second quarter, which reflects increased demand in Brazil and the value added tax recovery of $12 million in Brazil, partially offset by decreased volumes in North America due to the expiration of the company’s contract with Ford to supply diesel engines in the United States and Canada. This is compared with a year-ago second quarter loss of $84 million, which was impacted by the Ford settlement and other related charges as the company began to transition out of its business with Ford. Other factors contributing to second-quarter profit included a 54 percent increase in South American engine shipments over the year-ago second quarter, the impact of consolidation of the company’s Blue Diamond Parts operations and increased intercompany activity aided by sales of its 11-liter and 13-liter MaxxForce engines.

Parts — The parts segment continues to deliver profits due to increased volumes in business in North America, which partially offset the impact of declines in U.S. military sales. The parts segment reported a second-quarter profit of $58 million, compared with a year-ago profit of $115 million, which was positively impacted by strong MRAP volumes.

Financial Services — The financial services segment delivered a profit of $16 million and $28 million, in the second quarter and six months ended April 30, 2010, respectively, compared with a profit of $18 million and $17 million in the year-ago second quarter and six month periods. The second-quarter results were positively impacted by the benefits of decreased interest expense and lower derivative expense offset by a decrease in revenues, as a result of declines in average receivable balances as the economic climate remains challenging to the company’s customers and dealers.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2009, which was filed on December 21, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2010	2009	2010	2009
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$2,690	$2,741	$5,448	$5,636
Finance revenues	53	67	104	142

Sales and revenues, net	2,743	2,808	5,552	5,778

Costs and expenses
Costs of products sold	2,189	2,295	4,451	4,618
Restructuring charges	3	(3)	(14)	55
Selling, general and administrative expenses	372	300	710	676
Engineering and product development costs	116	130	225	238
Interest expense	64	57	131	150
Other (income) expense, net	(47)	22	(41)	(176)

Total costs and expenses	2,697	2,801	5,462	5,561
Equity in (loss) income of non-consolidated affiliates	(13)	14	(19)	31

Income before income tax benefit (expense)	33	21	71	248
Income tax benefit (expense)	10	(9)	2	(2)

Net income	43	12	73	246
Net income attributable to non-controlling interests	(13)	—	(26)	—

Net income attributable to Navistar International Corporation	$30	$12	$47	$246

Earnings per share attributable to Navistar International Corporation:
Basic	$0.43	$0.16	$0.66	$3.45
Diluted	0.42	0.16	0.65	3.44
Weighted average shares outstanding:
Basic	71.4	70.8	71.3	71.2
Diluted	72.8	71.3	72.4	71.5

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	April 30, 2010	October 31, 2009
(in millions, except per share data)	(Unaudited)	(Revised)
ASSETS
Current assets
Cash and cash equivalents	$508	$1,212
Marketable securities	175	—
Trade and other receivables, net	754	855
Finance receivables, net	1,420	1,706
Inventories	1,719	1,666
Deferred taxes, net	106	107
Other current assets	240	202

Total current assets	4,922	5,748
Restricted cash and cash equivalents	284	485
Trade and other receivables, net	38	26
Finance receivables, net	1,400	1,498
Investments in non-consolidated affiliates	97	62
Property and equipment (net of accumulated depreciation and amortization of $1,850 and $1,765, at the respective dates)	1,439	1,467
Goodwill	324	318
Intangible assets (net of accumulated amortization of $112 and $101, at the respective dates)	272	264
Deferred taxes, net	44	52
Other noncurrent assets	120	103

Total assets	$8,940	$10,023

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,006	$1,136
Accounts payable	1,600	1,872
Other current liabilities	1,065	1,177

Total current liabilities	3,671	4,185
Long-term debt	3,539	4,156
Postretirement benefits liabilities	2,203	2,570
Deferred taxes, net	170	142
Other noncurrent liabilities	555	599

Total liabilities	10,138	11,652
Redeemable equity securities	11	13
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 71.2 and 75.4 shares issued at the respective dates)	7	7
Additional paid in capital	2,195	2,181
Accumulated deficit	(2,025)	(2,072)
Accumulated other comprehensive loss	(1,311)	(1,674)
Common stock held in treasury, at cost (4.1 and 4.7 shares, at the respective dates)	(135)	(149)

Total stockholders’ deficit attributable to Navistar International Corporation	(1,265)	(1,703)
Stockholders’ equity attributable to non-controlling interests	56	61

Total stockholders’ deficit	(1,209)	(1,642)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$8,940	$10,023

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30,
	2010	2009
(in millions)
Cash flows from operating activities
Net income	$73	$246
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	132	140
Depreciation of equipment leased to others	26	27
Deferred taxes	11	(2)
Amortization of debt issuance costs and discount	20	8
Stock-based compensation	16	11
Provision for doubtful accounts	34	28
Impairment of goodwill and intangibles	—	7
Equity in loss of non-consolidated affiliates, net of dividends	22	16
Other non-cash operating activities	34	44
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	(102)	(38)

Net cash provided by operating activities	266	487

Cash flows from investing activities
Purchases of marketable securities	(663)	(354)
Sales or maturities of marketable securities	488	356
Net change in restricted cash and cash equivalents	201	(96)
Capital expenditures	(78)	(77)
Purchase of equipment leased to others	(25)	(18)
Proceeds from sales of property and equipment	6	4
Investments in non-consolidated affiliates	(59)	(14)
Proceeds from sales of affiliates	3	3
Acquisition of intangibles	(11)	—
Business acquisitions, net of cash received	(2)	—

Net cash used in investing activities	(140)	(196)

Cash flows from financing activities
Proceeds from issuance of securitized debt	245	321
Principal payments on securitized debt	(536)	(658)
Proceeds from issuance of non-securitized debt	557	259
Principal payments on non-securitized debt	(728)	(362)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	(281)	71
Principal payments under financing arrangements and capital lease obligations	(43)	(24)
Debt issuance costs	(22)	(2)
Proceeds from exercise of stock options	14	—
Dividends paid by subsidiaries to non-controlling interest	(33)	—
Stock repurchases	—	(29)

Net cash used in financing activities	(827)	(424)

Effect of exchange rate changes on cash and cash equivalents	(3)	(10)

Decrease in cash and cash equivalents	(704)	(143)
Cash and cash equivalents at beginning of period	1,212	861

Cash and cash equivalents at end of the period	$508	$718

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income taxes. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended April 30, 2010
External sales and revenues, net	$1,847	$444	$399	$53	$—	$2,743
Intersegment sales and revenues	—	233	48	23	(304)	—

Total sales and revenues, net	$1,847	$677	$447	$76	$(304)	$2,743

Depreciation and amortization	$(40)	$(27)	$(2)	$(7)	$(3)	$(79)
Interest expense	—	—	—	29	35	64
Equity in (loss) income of non-consolidated affiliates	(11)	(2)	—	—	—	(13)
Segment profit (loss)	76	15	58	16	(145)	20
Capital expenditures(B)	24	11	2	—	2	39

Three Months Ended April 30, 2009
External sales and revenues, net	$1,773	$434	$534	$67	$—	$2,808
Intersegment sales and revenues	—	158	43	21	(222)	—

Total sales and revenues, net	$1,773	$592	$577	$88	$(222)	$2,808

Depreciation and amortization	$45	$32	$1	$6	$4	$88
Interest expense	—	—	—	38	19	57
Equity in (loss) income of non-consolidated affiliates	(10)	22	2	—	—	14
Segment profit (loss)	56	(84)	115	18	(84)	21
Capital expenditures(B)	19	14	3	1	2	39

Six Months Ended April 30, 2010
External sales and revenues, net	$3,563	$1,069	$816	$104	$—	$5,552
Intersegment sales and revenues	1	429	98	47	(575)	—

Total sales and revenues, net	$3,564	$1,498	$914	$151	$(575)	$5,552

Depreciation and amortization	$(80)	$(53)	$(3)	$(15)	$(7)	$(158)
Interest expense	—	—	—	61	70	131
Equity in (loss) income of non-consolidated affiliates	(18)	(2)	1	—	—	(19)
Segment profit (loss)	111	69	137	28	(300)	45
Capital expenditures(B)	34	34	4	1	5	78

Six Months Ended April 30, 2009
External sales and revenues, net	$3,834	$783	$1,019	$142	$—	$5,778
Intersegment sales and revenues	1	318	98	39	(456)	—

Total sales and revenues, net	$3,835	$1,101	$1,117	$181	$(456)	$5,778

Depreciation and amortization	$85	$59	$3	$12	$8	$167
Interest expense	—	—	—	102	48	150
Equity in (loss) income of non-consolidated affiliates	(17)	44	4	—	—	31
Segment profit (loss)	170	105	219	17	(263)	248
Capital expenditures(B)	33	34	6	1	3	77

As of April 30, 2010
Segment assets	$2,710	$1,572	$569	$3,507	$582	$8,940

As of October 31, 2009
Segment assets	2,660	1,517	664	4,136	1,046	10,023

A.	Total sales and revenues in the Financial Services segment include interest revenues of $65 million and $135 million for the three and six months ended April 30, 2010, respectively, and $76 million and $158 million for the same period in 2009.
B.	Exclusive of purchase of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	2010 Q2	2009 Q2	2010 Six Months	2009 Six Months
	As Reported With Impacts	As Reported With Impacts	As Reported With Impacts	As Reported With Impacts
Sales and revenues, net ($billions)	$2.7	$2.8	$5.6	$5.8
Manufacturing segment profit ($millions)*	149	87	317	494
Below the line items	(129)	(66)	(272)	(246)
Income (loss) excluding income tax	20	21	45	248
Income tax benefit (expense)	10	(9)	2	(2)
Net Income (loss) attributable to Navistar International Corporation	$30	$12	$47	$246
Diluted earnings (loss) per share ($s) attributable to Navistar International Corporation	$0.42	$0.16	$0.65	$3.44
Weighted average shares outstanding: diluted (millions)	72.8	71.3	72.4	71.5

*	Includes: Net income attributable to non-controlling interest in net income of subsidiaries